UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026

cbdMD, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Westinghouse Blvd., Suite A Charlotte, NC 28273
(Address principal executive offices) (Zip code)

Registrant's telephone number, including area code: (704) 445-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YCBD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 1, 2026, cbdMD, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, To Be Brands, LLC, a North Carolina limited liability company and wholly owned subsidiary of the Company, Twinlab Consolidated Holdings, Inc., a Nevada corporation (“Twinlab”), the wholly owned direct and indirect subsidiaries of Twinlab set forth in the Asset Purchase Agreement (the “Assignors”), Philip J. Von Kahle, in his capacity as the duly appointed assignee for the benefit of creditors of each of the Assignors under a General Assignment for the Benefit of Creditors dated August 21, 2026 (the “Assignee”), and Akretive Holdings, LLC, a New York limited liability company (the “Secured Creditor”). Pursuant to the Asset Purchase Agreement, the Company will acquire certain assets and property of the Assignors, primarily consisting of stock in certain Twinlab direct and indirect subsidiaries, intellectual property, inventory, receivables, goodwill, and cash exceeding the reasonable fees and expenses of the Assignee. Twinlab is a marketer, distributor, and direct-to-consumer retailer of branded nutritional supplements and other natural products sold to and through domestic health and natural food stores, mass market retailers, specialty store retailers, online retailers, and websites.

The aggregate consideration for the assets to be acquired consists of: (a) assumption of certain debt owed to the Secured Creditor of approximately $1,750,000 (the “Assumed Debt”); (b) issuance of 2,229,805 shares of the Company’s common stock, par value $0.001 per share, which equals 19.9% of the outstanding shares of the Company’s common stock as of the execution date of the Asset Purchase Agreement (the “Common Stock Consideration”); and (c) assumption of the Assumed Liabilities as set forth in the Asset Purchase Agreement. The Assumed Debt will be secured by the acquired assets. The Common Stock Consideration will be subject to leak-out restrictions following the closing of the Asset Purchase Agreement. If the Company’s total outstanding shares increase prior to the closing of the Asset Purchase Agreement, the Common Stock Consideration will be increased to meet the 19.99% additional share target percentage. Upon closing, the Company will issue the Common Stock Consideration to the Secured Creditor, provided, however, that if stockholder approval is required by the rules or regulations of NYSE American in connection with such issuance, such issuance shall be conditioned upon the receipt of such stockholder approval.

The Asset Purchase Agreement contains customary representations and warranties of the Company and the Assignors and is subject to a number of closing conditions, including, among others, (a) the accuracy of representations and warranties of the parties; (b) material compliance with the obligations of the parties set forth in the Asset Purchase Agreement; and (c) a court of competent jurisdiction (the “ABC Court”) shall have entered a sale order, which shall be in full force and effect and shall not be subject to any stay.

The Asset Purchase Agreement may be terminated, subject to certain exceptions: (a) by the mutual written consent of the parties; (b) by either the Company or the Assignee if: (i) the closing of the Asset Purchase Agreement has not occurred on or before two business days after the order approving the sale becomes a final order; (ii) any law or order is enacted that prohibits or restrains the transactions contemplated by the Asset Purchase Agreement; or the ABC Court enters a final order denying approval of the sale to the Company; (c) by the Company if: (i) the Assignee, Twinlab or the Assignors fail to satisfy certain conditions and obligations of the Asset Purchase Agreement; or (ii) Twinlab or any Assignor materially breaches any covenant, representation or warranty of the Asset Purchase Agreement and fails to cure such material breach; or (d) by the Assignee if: (i) the Company fails to satisfy certain conditions and obligations of the Asset Purchase Agreement; or (ii) the Company materially breaches any covenant, representation or warranty of the Asset Purchase Agreement and fails to cure such material breach. The Asset Purchase Agreement provides for the reimbursement of the Company’s expenses incurred in connection with the Asset Purchase Agreement up to an aggregate amount of $300,000 and a breakup fee in an amount equal to 4% of the purchase price, payable under certain circumstances upon a termination of the Asset Purchase Agreement. Subject to ABC Court approval, the Company expects to complete the Asset Purchase Agreement in the Company’s first fiscal quarter.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The representations and warranties contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement and solely for the benefit of the parties thereto. Those representations and warranties may be subject to important limitations and qualifications agreed to by the contracting parties. Some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to contractual standards of materiality different from that generally applicable to public disclosures to stockholders. Furthermore, the representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and they may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Form 8-K. Accordingly, you should not rely upon the representations and warranties in the Asset Purchase Agreement as statements of factual information.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2025, the Company filed a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Designation”) designating 1,700,000 shares of the Company’s authorized preferred stock as Series B Convertible Preferred Stock (the “Series B”). Each share of the Series B was initially convertible into common stock at a conversion price of $1.00, subject to anti-dilution and other adjustment rights and preferences as defined in the Certificate of Designation. Effective September 2, 2026, the Company filed an amendment to the Certificate of Designation reducing the conversion price to $0.60 per share. There are currently 591,207 shares of Series B issued and outstanding. The description of the amendment to the Certificate of Designation is not complete and is qualified in its entirety by the full text of the Articles of Amendment to the Certificate of Designation filed herewith as Exhibit 3.1 which is incorporated by reference into this Item 5.03.

Item 7.01. Regulation FD Disclosure.

On September 2, 2026, in connection with the execution of the Asset Purchase Agreement, the Company issued the press release attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information set forth in this Item 7.01 and in the press release attached hereto as Exhibit 99.1, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
3.1	Articles of Amendment to the Certificate of Designation of Series B Convertible Preferred Stock effective September 2, 2026
10.1
Asset Purchase Agreement by and among cbdMD, Inc., To Be Brands, LLC, Twinlab Consolidated Holdings, Inc., certain wholly owned subsidiaries of Twinlab Consolidated Holdings, Inc., Philip J. Von Kahle and Akretive Holdings, LLC dated September 1, 2026

99.1	Press Release dated September 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: September 2, 2026	By:	/s/ T. Ronan Kennedy
Name: T. Ronan Kennedy
Title: Chief Executive Officer and Chief Financial Officer